EXHIBIT 5.1

                                 GRAUBARD MILLER
                                600 THIRD AVENUE
                          NEW YORK, NEW YORK 10016-2097


                                                   July 3, 2003

ParkerVision, Inc.
8493 Baymeadows Way
Jacksonville, Florida 32256

Dear Sirs:

     Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by ParkerVision, Inc. ("Company"), a Florida corporation, under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 1,404,437 shares of common stock, par value $.01 per share ("Common Stock"),to be offered for resale by certain individuals and entities ("Selling Stockholders"), all of which are issued and outstanding.

     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

     Based upon the foregoing, it is our opinion that the Common Stock issued and outstanding, held by the Selling Stockholders, was duly authorized and was legally issued, and is fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Graubard Miller

                                                  GRAUBARD MILLER